UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 14, 2005

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement

See response in Item 5.02 below.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2005, Labor Ready, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the promotion of Steven C. Cooper to President of the Company.  A copy of the Press Release is attached hereto as Exhibit 99.1.  Mr. Cooper will continue to serve as the Company’s Chief Financial Officer until the Company completes a selection process for a new Chief Financial Officer.

Mr. Cooper, age 43, has served as the Company’s Executive Vice President and Chief Financial Officer since January 2001.  Prior to that time, Mr. Cooper served as the Vice President of Finance and Corporate Controller after joining the Company in April 1999.  Previous to joining Labor Ready, Mr. Cooper held senior management positions with Deloitte & Touche and Albertsons Inc.

Mr. Cooper’s base salary will increase from $305,000 per year to $350,000 per year and he will continue to be eligible to participate in the incentive plans of the Company applicable to its executive officers.  The material terms of these executive incentive plans have previously been disclosed in a Form 8-K filed by the Company on January 7, 2005.  Mr. Cooper’s participation in these executive incentive plans will be based, among other things, on his aggregate base pay for fiscal year 2005.  The Company has an executive employment agreement with Mr. Cooper, the material terms of which were disclosed in a Form 8-K filed by the Company on March 25, 2005 and as subsequently amended on March 29, 2005.

The information contained in the Press Release shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                          Financial Statements and Exhibits.

(c)	Exhibits

99.1.	Press Release of Labor Ready, Inc. dated September 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: September 16, 2005	By:	/s/ Steven C. Cooper.
Steven C. Cooper
President and Chief Financial Officer